EXHIBIT 16.1


                           SCHEDULE FOR COMPUTATION OF
                          PERFORMANCE QUOTATIONS OF THE
                BAILARD, BIEHL & KAISER INTERNATIONAL EQUITY FUND


                              TOTAL RETURN FORMULA
                          n
                    P(1+T)  = ERV


         Where:     P       =       a hypothetical initial payment of $1,000

                    T       =       average annual total return

                    n       =       number of years

                    ERV     =       ending  redeemable  value of a  hypothetical
                                    $1,000 payment made at the beginning of the 1, 5 or 10 year periods at the end of each such period (or fractional portion thereof)


For the 1 year period ended September 30, 1997:
                    1
         $1,000(1+T)  = $1,222.20 or an annual compounded rate of 22.22%

For the 5 year period ended September 30, 1997:
                    5
         $1,000(1+T)  = $1,681.40 or an average annual compounded rate of 10.95%

For the 10 year period ended September 30, 1997:
                    10
         $1,000(1+T)   = $1,308.90 or an average annual compounded rate of 2.73%